UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2013

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Iron Mountain Incorporated (the “Company”) held on June 6, 2013 (the “Annual Meeting”), the Company’s stockholders elected eleven directors, each for a one-year term of office to serve until the Company’s 2014 Annual Meeting of Stockholders, or until their successors are elected and qualified.  The nominated directors received the following votes:

Name	For	Against	Abstain	Broker Non-Vote
Ted R. Antenucci	165,063,825	2,154,535	34,064	8,593,040
Clarke H. Bailey	164,963,833	2,254,965	33,626	8,593,040
Kent P. Dauten	164,253,670	2,965,216	33,538	8,593,040
Paul F. Deninger	167,016,893	201,505	34,026	8,593,040
Per-Kristian Halvorsen	166,992,392	225,913	34,119	8,593,040
Michael W. Lamach	166,693,315	524,840	34,269	8,593,040
Arthur D. Little	164,365,749	2,853,679	32,996	8,593,040
William L. Meaney	166,362,710	856,228	33,486	8,593,040
Vincent J. Ryan	165,870,958	1,347,274	34,192	8,593,040
Laurie A. Tucker	167,044,802	173,277	34,345	8,593,040
Alfred J. Verrecchia	164,622,949	2,595,506	33,969	8,593,040

At the Annual Meeting, the Company’s stockholders approved the adoption of the Iron Mountain Incorporated 2013 Employee Stock Purchase Plan (the “2013 ESPP”).  The 2013 ESPP was previously approved by the Company’s board of directors, subject to stockholder approval at the Annual Meeting.  The material terms of the 2013 ESPP are summarized in the Company’s proxy statement dated April 24, 2013 relating to the Annual Meeting (the “Proxy Statement”). This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
166,157,035	1,030,015	65,374	8,593,040

At the Annual Meeting, the Company’s stockholders approved a nonbinding advisory resolution on the compensation paid to the Company’s executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement. This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
165,399,065	1,684,841	168,518	8,593,040

At the Annual Meeting, the Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
172,210,902	3,566,689	67,873	—

The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President, General Counsel and Secretary

Date:  June 12, 2013